UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

June 13, 2006

VA Software Corporation
(Exact name of registrant as specified in its charter)

Delaware	000-28369	77-0399299
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

46939 Bayside Parkway
Fremont, California 94538
(Address of principal executive offices, including zip code)

(510) 687-7000
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On June 13, 2006, Patricia Szoka Morris accepted an employment offer from VA Software Corporation (“Company”) for the position of Senior Vice President and Chief Financial Officer. The material terms of Ms. Morris’ employment offer are set forth below in Item 5.02(c) and incorporated herein by reference.

ITEM 5.02 DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS

(c) On June 20, 2006, the Company issued a press release announcing the appointment of Patricia Szoka Morris, age 41, as Senior Vice President and Chief Financial Officer, effective as of the date Ms. Morris commences service at the Company, which the Company expects to occur on or about July 5, 2006.

From June 2004 to June 2006, Ms. Morris served as Vice President, Finance of IGN Entertainment, Inc., a unit of Fox Interactive Media, Inc., an Internet media and services provider focused on the videogame and entertainment enthusiast markets. From April 2004 to June 2004, Ms. Morris served as Vice President, Finance of Liberate Technologies (“Liberate”), a provider of software for digital cable television systems. Ms. Morris began as a consultant at Liberate in December 2003. From December 2002 to April 2004, Ms. Morris was Chief Accounting Officer at Sagent Technology, Inc. (“Sagent”), a business intelligence solutions provider. Ms. Morris joined Sagent in August 2001 as Director, Sales Operations. From February 2000 to July 2001, Ms. Morris served as Director, External Reporting and Americas Controller at XACCT Technologies, Inc., a developer of business infrastructure software solutions. Ms. Morris holds a B.S. degree in accounting from Boston College, located in Boston, Massachusetts.

There are no family relationships between Ms. Morris and any executive officers, directors, or other employees of the Company. Ms. Morris has no material interests in any transactions or proposed transactions with the Company.

A copy of the press release entitled “VA Software Appoints CFO - Online media and software veteran Patricia Szoka Morris of IGN Entertainment tapped to fill CFO position” dated June 20, 2006, is attached as Exhibit 99.1 hereto and incorporated herein by reference.

Pursuant to an employment offer letter dated June 9, 2006, entered into between the Company and Ms. Morris on June 13, 2006, Ms. Morris will receive an annual base salary of $250,000, and will be eligible to receive, during the Company’s fiscal years 2006 and 2007, a discretionary bonus, targeted at fifty percent (50%) of her annual base salary, with the actual amount of such bonus, if any, to be determined by the Compensation Committee of the Company’s Board of Directors, in its sole discretion. Ms. Morris is also eligible to receive a Fourth Quarter Fiscal Year 2006 discretionary bonus based upon the Fourth Quarter Fiscal Year 2006 performance objectives approved by the Company’s Board of Directors. In addition, subject to the approval of the Company’s Board of Directors, Ms. Morris will be granted an option (the “Option”) to purchase 400,000 shares of the Company’s Common Stock at an exercise price equal to the closing price of the Company’s Common Stock on the Nasdaq NMS on the last trading day prior to the date Ms. Morris commences her employment at the Company (the “Start Date”). The Option will vest over a four year period, with twenty-five percent (25%) of the shares subject to the Option vesting on the one (1) year anniversary of the Start Date, and one forty-eighth (1/48th) of the shares subject to the Option vesting each full month thereafter. The vesting of the shares subject to the Option may be accelerated in the event that the Company is subject to a change of control. Ms. Morris will also be eligible to participate in the Company’s employee benefit programs.

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ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits

The following exhibits are filed as part of this Current Report:

EXHIBIT	DESCRIPTION
NUMBER

99.1	Press Release entitled, “VA Software Appoints CFO - Online media and software veteran Patricia Szoka Morris of IGN Entertainment tapped to fill CFO position” dated June 20, 2006

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VA SOFTWARE CORPORATION a Delaware corporation

By:	/s/ Jeffrey Chalmers
Jeffrey Chalmers
Corporate Controller and Interim Chief Financial Officer

Date: June 20, 2006

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